Exhibit 99.1

Teradyne Reports Third Quarter 2022 Results

•	Revenue and earnings above the mid-point of Q3 guidance

•	Test revenue declined 14% from Q3’21, incrementally stronger than July guidance on improved supply chain performance

•	Industrial Automation revenue declined 2% from Q3’21 in dollar terms, grew 7% in constant currency

	Q3’22	Q3’21	Q2’22
Revenue (mil)	$827	$951	$841
GAAP EPS	$1.10	$1.41	$1.16
Non-GAAP EPS	$1.15	$1.59	$1.21
Gross Margin	58.7%	60.1%	60.2%

NORTH READING, Mass. – October 25, 2022 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $827 million for the third quarter of 2022 of which $576 million was in Semiconductor Test, $116 million in System Test, $46 million in Wireless Test and $89 million in Industrial Automation (IA). GAAP net income for the third quarter was $183.5 million or $1.10 per diluted share. On a non-GAAP basis, Teradyne’s net income in the third quarter was $189.2 million, or $1.15 per diluted share, which excluded acquired intangible asset amortization and restructuring and other charges.

“We delivered revenue and earnings above the mid-point of our July outlook as some supply line constraints eased through the quarter enabling greater than expected shipments to memory, automotive and industrial semiconductor test customers,” said Teradyne CEO Mark Jagiela. “The short-term outlook in semiconductor test remains mixed with automotive and industrial demand relatively strong while muted compute and mobility demand persists. In industrial automation, slowing manufacturing activity and foreign exchange headwinds continue to impact our full year growth outlook.”

Guidance for the fourth quarter of 2022 is revenue of $670 million to $750 million, with GAAP net income of $0.59 to $0.84 per diluted share and non-GAAP net income of $0.62 to $0.86 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization.

Webcast

A conference call to discuss the third quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, October 26. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at https://investors.teradyne.com/events-presentations.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges and discloses certain revenue at constant currency. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, losses on convertible debt conversions, non-cash convertible debt interest, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. Constant currency revenue excludes the impact of changes in foreign currency exchange rates, which are required by GAAP. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2021, Teradyne had revenue of $3.7 billion and today employs over 6,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the global pandemic of the novel strain of the coronavirus (COVID-19), results of operations, market conditions, earnings per share, the impact of supply chain conditions on the business, customer sales expectations, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, sanctions against Russia and Russian companies, and the impact of U.S. and Chinese export and tariff laws, including new regulations published by the U.S. Department of Commerce on October 7, 2022. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, customer sales, supply chain conditions or improvements, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, sanctions against Russia and Russian companies, the impact of any tariffs or export controls imposed by the U.S. or China, compliance with trade protection measures or export restrictions, the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers, the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela, or the impact of regulations published by the U.S. Department of Commerce relating to the export of semiconductors and semiconductor manufacturing equipment destined to certain end users and for certain end uses in China. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Specifically, Teradyne’s 2024 earnings model is aspirational and includes many assumptions. There can be no assurance that these assumptions will be accurate or that model results will be achieved. As set forth below, there are many factors that could cause our 2024 earnings model and actual results to differ materially from those presently expected. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On October 7, 2022, the U.S. Department of Commerce published new regulations restricting the export to China of advanced semiconductors, supercomputer technology, equipment for the manufacturing of advanced semiconductors and components and technology for the manufacturing in China of certain semiconductor manufacturing equipment. The new restrictions are lengthy and complex. Teradyne continues to assess the impact of these regulations on its business. At this time, the Company has determined that restrictions on the sale of semiconductor testers in China to test certain advanced semiconductors will impact Teradyne’s sales to certain companies in China. Several multinational companies manufacturing these advanced semiconductors in China have obtained one-year licenses allowing suppliers such as Teradyne to continue to provide testers to the facilities operated by these companies. We expect that other companies manufacturing advanced semiconductors in China will not receive licenses, thereby restricting Teradyne’s ability to provide testers to the facilities operated by these companies that do not receive a license. The Company also is assessing the filing of license requests to sell to and support certain customers in China for certain end uses that, if granted, may reduce the impact of these restrictions on the Company’s business.

At this time, Teradyne does not know the impact these end user and end use restrictions will have on its business in China or on future revenues. In addition to the specific restrictions impacting Teradyne’s business, the regulations may have an adverse impact on certain actual or potential customers and on the global semiconductor industry. To the extent the regulations impact actual and potential customers or disrupt the global semiconductor industry, Teradyne’s business and revenues will be adversely impacted.

The Company also has determined that the restrictions on the export of certain US origin components and technology for use in the development and production in China of certain semiconductor manufacturing equipment impact its manufacturing and development operations in China. Teradyne has received a temporary authorization from the Department of Commerce allowing the Company to continue its manufacturing and development operations in China until the Department of Commerce issues a license to replace this temporary authorization. Teradyne will file an application with the Department of Commerce for a license to replace the temporary authorization by November 17, 2022.The Company cannot assess the likelihood or timing of receiving this license. In addition to requesting a license, the Company is implementing procedures for minimizing the impact of these new regulations, but there is no assurance that these procedures will succeed.

Following Russia’s invasion of Ukraine in February 2022, the U.S. and other countries imposed significant sanctions against the Russian government and many Russian companies and individuals. Although Teradyne does not have significant operations in Russia, the sanctions could impact Teradyne’s business in other countries and could have a negative impact on the Company’s supply chain, either of which could adversely affect Teradyne’s business and financial results.

COVID-19 has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, government vaccination mandates and other government regulations. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. As Teradyne implements measures to comply with additional regulations, the Company may experience increased compliance costs, increased risk of non-compliance and increased risk of employee attrition.

The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and constraints within the Company’s supply chain. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2022 financial results and to its future financial results. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of in person participation in meetings, events and conferences) and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 continues to impact Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines in countries where the Company does business, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, the 2024 earnings model, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of the global semiconductor supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; demand for products by the Company’s largest customers; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the Company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed by the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela; sanctions imposed against the Russian government and certain Russian companies and individuals by the U.S., and other countries; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2022. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2022

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net revenues	$827,073	$840,766	$950,501	$2,423,209	$2,817,835
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	341,694	334,377	379,500	976,508	1,138,227

Gross profit	485,379	506,389	571,001	1,446,701	1,679,608
Operating expenses:
Selling and administrative	135,632	139,533	134,829	415,351	404,812
Engineering and development	111,715	111,951	107,220	331,781	317,644
Acquired intangible assets amortization	4,729	4,871	5,355	14,663	16,293
Restructuring and other (2)	1,796	2,044	1,197	19,554	(3,426)

Operating expenses	253,872	258,399	248,601	781,349	735,323
Income from operations	231,507	247,990	322,400	665,352	944,285
Interest and other expense (3)	5,310	9,398	24,645	20,204	38,511

Income before income taxes	226,197	238,592	297,755	645,148	905,774
Income tax provision	42,712	40,805	41,037	101,948	115,225

Net income	$183,485	$197,787	$256,718	$543,200	$790,549

Net income per common share:
Basic	$1.17	$1.24	$1.56	$3.41	$4.77

Diluted	$1.10	$1.16	$1.41	$3.17	$4.26

Weighted average common shares - basic	156,364	159,563	164,583	159,325	165,690

Weighted average common shares - diluted (4)	166,733	171,159	181,987	171,156	185,492

Cash dividend declared per common share	$0.11	$0.11	$0.10	$0.33	$0.30

(1) Cost of revenues includes:
	Quarter Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Provision for excess and obsolete inventory	$12,234	$5,105	$8,149	$18,929	$11,775
Sale of previously written down inventory	(269)	(449)	(824)	(980)	(2,043)

	$11,965	$4,656	$7,325	$17,949	$9,732

(2) Restructuring and other consists of:
	Quarter Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Employee severance	$1,215	$383	$617	$2,148	$1,242
Litigation settlement	—	—	—	14,700	—
Acquisition related expenses and compensation	—	—	275	(201)	313
Contingent consideration fair value adjustment	—	—	—	—	(7,227)
Other	581	1,661	305	2,907	2,246

	$1,796	$2,044	$1,197	$19,554	$(3,426)

(3) Interest and other includes:
	Quarter Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Loss on convertible debt conversions	$—	$—	$20,153	$—	$25,397
Non-cash convertible debt interest	—	—	2,262	—	9,120
Pension actuarial gains	—	—	—	—	(627)

	$—	$—	$22,415	$—	$33,890

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended October 2, 2022, July 3, 2022, and October 3, 2021, 1.5 million, 1.9 million and 6.5 million shares, respectively, have been included in diluted shares. For the nine months ended October 2, 2022 and October 3, 2021, 2.0 million and 8.8 million shares, respectively, have been included in diluted shares. For the quarters ended October 2, 2022, July 3, 2022 and October 3, 2021, diluted shares also included 8.3 million, 9.0 million and 9.8 million shares, respectively, from the convertible note hedge transaction. For the nine months ended October 2, 2022 and October 3, 2021, diluted shares included 9.1 million and 9.8 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	October 2, 2022	December 31, 2021
Assets
Cash and cash equivalents	$710,746	$1,122,199
Marketable securities	65,310	244,231
Accounts receivable, net	530,349	550,749
Inventories, net	310,754	243,330
Prepayments	502,678	406,266
Other current assets	7,717	9,452

Total current assets	2,127,554	2,576,227
Property, plant and equipment, net	415,181	387,240
Operating lease right-of-use assets, net	61,430	68,807
Marketable securities	111,039	133,858
Deferred tax assets	130,207	102,428
Retirement plans assets	13,805	15,110
Other assets	29,311	24,096
Acquired intangible assets, net	55,580	75,635
Goodwill	375,799	426,024

Total assets	$3,319,906	$3,809,425

Liabilities
Accounts payable	$167,975	$153,133
Accrued employees’ compensation and withholdings	168,102	253,667
Deferred revenue and customer advances	143,591	146,185
Other accrued liabilities	126,457	124,187
Operating lease liabilities	17,079	19,977
Income taxes payable	64,141	88,789
Current debt	14,596	19,182

Total current liabilities	701,941	805,120
Retirement plans liabilities	137,317	151,141
Long-term deferred revenue and customer advances	48,488	54,921
Long-term other accrued liabilities	15,506	15,497
Deferred tax liabilities	1,327	6,327
Long-term operating lease liabilities	51,872	56,178
Long-term income taxes payable	59,135	67,041
Debt	50,195	89,244

Total liabilities	1,065,781	1,245,469

Mezzanine equity	—	1,512
Shareholders’ equity	2,254,125	2,562,444

Total liabilities, convertible common shares and shareholders’ equity	$3,319,906	$3,809,425

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Cash flows from operating activities:
Net income	$183,485	$256,718	$543,200	$790,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,442	22,018	67,902	67,866
Stock-based compensation	12,298	11,418	37,420	34,649
Provision for excess and obsolete inventory	12,234	8,149	18,929	11,775
Amortization	4,917	8,283	15,012	27,626
Losses (gains) on investments	2,463	(100)	11,436	(4,750)
Deferred taxes	(4,776)	(9,932)	(28,373)	(10,732)
Contingent consideration fair value adjustment	—	—	—	(7,227)
Retirement plans actuarial gains	—	—	—	(627)
Loss on convertible debt conversions	—	20,153	—	25,397
Other	218	45	740	243
Changes in operating assets and liabilities
Accounts receivable	150,632	269,399	4,248	(103,299)
Inventories	(22,135)	2,035	(68,817)	21,943
Prepayments and other assets	420	(21,148)	(94,331)	(138,564)
Accounts payable and other liabilities	(28,071)	(21,726)	(71,682)	65,064
Deferred revenue and customer advances	(20,059)	(6,490)	(5,896)	8,699
Retirement plans contributions	(1,279)	(1,384)	(3,897)	(4,123)
Income taxes	(42,185)	(14,778)	(31,370)	(17,406)

Net cash provided by operating activities	271,604	522,660	394,521	767,083

Cash flows from investing activities:
Purchases of property, plant and equipment	(38,929)	(29,205)	(128,672)	(103,162)
Purchases of marketable securities	(19,294)	(111,384)	(267,175)	(509,470)
Proceeds from sales of marketable securities	115,558	93,325	259,200	209,437
Proceeds from maturities of marketable securities	42,440	111,064	182,092	571,277
Purchase of investment	—	—	—	(12,000)

Net cash provided by investing activities	99,775	63,800	45,445	156,082

Cash flows from financing activities:
Repurchase of common stock	(217,201)	(209,596)	(750,000)	(406,180)
Dividend payments	(17,136)	(16,440)	(52,578)	(49,711)
Payments of convertible debt principal	(9,713)	(235,169)	(52,005)	(301,997)
Payments related to net settlement of employee stock compensation awards	(207)	(251)	(32,987)	(32,045)
Issuance of common stock under stock purchase and stock option plans	12,197	9	28,733	32,590

Net cash used for financing activities	(232,060)	(461,447)	(858,837)	(757,343)

Effects of exchange rate changes on cash and cash equivalents	(596)	—	7,418	(489)

Increase (decrease) in cash and cash equivalents	138,723	125,013	(411,453)	165,333
Cash and cash equivalents at beginning of period	572,023	954,441	1,122,199	914,121

Cash and cash equivalents at end of period	$710,746	$1,079,454	$710,746	$1,079,454

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	October 2, 2022	% of Net Revenues			July 3, 2022	% of Net Revenues			October 3, 2021	% of Net Revenues
Net revenues	$827.1				$840.8				$950.5
Gross profit GAAP and non-GAAP	$485.4	58.7%			$506.4	60.2%			$571.0	60.1%
Income from operations - GAAP	$231.5	28.0%			$248.0	29.5%			$322.4	33.9%
Restructuring and other (1)	1.8	0.2%			2.0	0.2%			1.2	0.1%
Acquired intangible assets amortization	4.7	0.6%			4.9	0.6%			5.4	0.6%

Income from operations - non-GAAP	$238.0	28.8%			$254.9	30.3%			$329.0	34.6%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	October 2, 2022	% of Net Revenues	Basic	Diluted	July 3, 2022	% of Net Revenues	Basic	Diluted	October 3, 2021	% of Net Revenues	Basic	Diluted
Net income - GAAP	$183.5	22.2%	$1.17	$1.10	$197.8	23.5%	$1.24	$1.16	$256.7	27.0%	$1.56	$1.41
Restructuring and other (1)	1.8	0.2%	0.01	0.01	2.0	0.2%	0.01	0.01	1.2	0.1%	0.01	0.01
Acquired intangible assets amortization	4.7	0.6%	0.03	0.03	4.9	0.6%	0.03	0.03	5.4	0.6%	0.03	0.03
Loss on convertible debt conversions (2)	—	—	—	—	—	—	—	—	20.2	2.1%	0.12	0.11
Interest and other (2)	—	—	—	—	—	—	—	—	2.3	0.2%	0.01	0.01
Exclude discrete tax adjustments	(0.5)	-0.1%	(0.00)	(0.00)	1.6	0.2%	0.01	0.01	(5.9)	-0.6%	(0.04)	(0.03)
Non-GAAP tax adjustments	(0.3)	0.0%	(0.00)	(0.00)	(2.3)	-0.3%	(0.01)	(0.01)	(1.3)	-0.1%	(0.01)	(0.01)
Convertible share adjustment (3)	—	—	—	0.01	—	—	—	0.01	—	—	—	0.06

Net income - non-GAAP	$189.2	22.9%	$1.21	$1.15	$204.0	24.3%	$1.28	$1.21	$278.6	29.3%	$1.69	$1.59

GAAP and non-GAAP weighted average common shares - basic	156.4				159.6				164.6
GAAP weighted average common shares - diluted	166.7				171.2				182.0
Exclude dilutive shares related to convertible note transaction	(1.5)				(1.9)				(6.5)

Non-GAAP weighted average common shares - diluted	165.2				169.3				175.5

Industrial Automation segment revenues
As reported	$89.1								$91.0
Currency exchange rate fluctuations	6.7								(1.8)

Constant currency total revenues (4)	$95.8								$89.2

(1) Restructuring and other consists of:

	Quarter Ended
	October 2, 2022				July 3, 2022				October 3, 2021
Employee severance	$1.2				$0.4				$0.6
Acquisition related expenses and compensation	—				—				0.3
Other	0.6				1.7				0.3

	$1.8				$2.0				$1.2

(2)

For the quarter ended October 3, 2021, adjustment to exclude loss on convertible debt conversions. For the quarter ended October 3, 2021, Interest and other included non-cash convertible debt interest expense.

(3)

For the quarters ended October 2, 2022, July 3, 2022, and October 3, 2021, the non-GAAP diluted EPS calculation adds back $0.2 million, $0.2 million, and $0.4 million, respectively, of convertible debt interest expense to non-GAAP net income. For the quarters ended October 2, 2022, July 3, 2022, and October 3, 2021, non-GAAP weighted average diluted common shares include 8.3 million, 9.0 million and 9.8 million shares, respectively, from the convertible note hedge transaction.

(4)

Currency exchange rates are used to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between period activity translated using the period’s currency exchange rates and the rates as of December 31, 2021.

	Nine Months Ended
	October 2, 2022	% of Net Revenues			October 3, 2021	% of Net Revenues
Net Revenues	$2,423.2				$2,817.8
Gross profit GAAP and non-GAAP	$1,446.7	59.7%			$1,679.6	59.6%
Income from operations - GAAP	$665.4	27.5%			$944.3	33.5%
Restructuring and other (1)	19.6	0.8%			(3.4)	-0.1%
Acquired intangible assets amortization	14.7	0.6%			16.3	0.6%

Income from operations - non-GAAP	$699.7	28.9%			$957.2	34.0%

			Net Income per Common Share				Net Income per Common Share
	October 2, 2022	% of Net Revenues	Basic	Diluted	October 3, 2021	% of Net Revenues	Basic	Diluted
Net income - GAAP	$543.2	22.4%	$3.41	$3.17	$790.5	28.1%	$4.77	$4.26
Restructuring and other (1)	19.6	0.8%	0.12	0.11	(3.4)	-0.1%	(0.02)	(0.02)
Acquired intangible assets amortization	14.7	0.6%	0.09	0.09	16.3	0.6%	0.10	0.09
Loss on convertible debt conversions (2)	—	—	—	—	25.4	0.9%	0.15	0.14
Interest and other (2)	—	—	—	—	9.1	0.3%	0.05	0.05
Pension mark-to-market adjustment (2)	—	—	—	—	(0.6)	0.0%	(0.00)	(0.00)
Exclude discrete tax adjustments	(9.3)	-0.4%	(0.06)	(0.05)	(22.1)	-0.8%	(0.13)	(0.12)
Non-GAAP tax adjustments	(5.9)	-0.2%	(0.04)	(0.03)	(3.2)	-0.1%	(0.02)	(0.02)
Convertible share adjustment (3)	—	—	—	0.04	—	—	—	0.22

Net income - non-GAAP	$562.3	23.2%	$3.53	$3.33	$812.0	28.8%	$4.90	$4.61

GAAP and non-GAAP weighted average common shares - basic	159.3				165.7
GAAP weighted average common shares - diluted	171.2				185.5
Exclude dilutive shares from convertible note	(2.0)				(8.8)

Non-GAAP weighted average common shares - diluted	169.2				176.7

(1) Restructuring and other consists of:

	Nine Months Ended
	October 2, 2022				October 3, 2021
Litigation settlement	$14.7				$—
Employee severance	2.1				1.2
Acquisition related expenses and compensation	(0.2)				0.3
Contingent consideration fair value adjustment	—				(7.2)
Other	2.9				2.2

	$19.6				$(3.4)

(2)

For the nine months ended October 3, 2021, adjustment to exclude loss on convertible debt conversions. For the nine months ended October 3, 2021, Interest and other included non-cash convertible debt interest expense. For the nine months ended October 3, 2021, adjustment to exclude actuarial gain recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the nine months ended October 2, 2022 and October 3, 2021, the non-GAAP diluted EPS calculation adds back $0.7 million and $2.6 million, respectively, of convertible debt interest expense to non-GAAP net income. For the nine months ended October 2, 2022 and October 3, 2021, non-GAAP weighted average diluted common shares include 9.1 million and 9.8 million shares, respectively, related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2022 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$670 million	to	$750 million
GAAP net income per diluted share	$0.59		$0.84
Exclude acquired intangible assets amortization	0.03		0.03

Non-GAAP net income per diluted share	$0.62		$0.86

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

Andy Blanchard 978-370-2425

Vice President of Corporate Relations